Exhibit 99.1

Storage Computer Postpones Reporting of Financial Results and Filing of Form 10K for the Quarte and Year Ended December 31, 2004

     NASHUA, N.H.--(BUSINESS WIRE)--April 1, 2005--Storage Computer Corporation (OTC: SOSO), (www.storage.com), a provider of high-performance storage management software systems, today announced that it is postponing reporting its audited financial results and delayed the filing of its Form 10K for the quarter and year ended December 31, 2004.
     The delay arises from the company's inability to secure new financing and the resulting lack of financial resources to complete the 2004 audit.
     The Company has previously received a "going concern opinion" from its auditors due to recurring losses and negative cash flows from operations which raises substantial doubt about the Company's ability to continue as a going concern.
     The Company is currently pursuing an opportunity that would provide new financing. However, there can be no assurance that the Company will be able to obtain new financing and, if new financing is obtained it could result in significant dilution to existing shareholders. As previously reported, if we are not successful in obtaining new financing the ability of the Company to continue to operate as an independent company is in serious doubt.
     For the reasons described above, the Company is unable to determine at this time a date certain by which it expects to file its Form 10K and report audited financial results for the quarter and year ended December 31, 2004.

     The accompanying preliminary unaudited financial results for the quarter and year ended December 31, 2004 may be subject to potential significant changes due to the year end audit.

     Forward-Looking Statements. This press release contains forward-looking statements to future events or future financial performance that involves risks and uncertainties. The forward-looking statements in this press release address a variety of subjects, including without limitation, future business prospects. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statement based on a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by Storage Computer Corporation with the Securities and Exchange Commission, including our most recent reports on Form 10K and 10Q.


STORAGE COMPUTER CORPORATION
PRELIMINARY AND UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
----------------------------------------------------------------------
                       Three Month Ended        Twelve Months Ended
                    ------------------------ -------------------------
                     December     December     December     December
                       2004         2003         2004         2003
                    ----------- ------------ ------------ ------------
Revenues:           (UNAUDITED)               (UNAUDITED)
  Products and
   services           $112,464     $404,231     $411,939   $1,045,038
  License fees              --           --           --           --
                    ----------- ------------ ------------ ------------
   Total revenues      112,464      404,231      411,939    1,045,038
                    ----------- ------------ ------------ ------------
Costs and expenses:
  Cost of products
   and services        154,672      750,335      706,913    1,447,449
  Cost of license
   fees, primarily
   legal fees               --       73,925           --      791,474
  Research and
   development         197,908      104,605      868,136      970,589
  Sales and
   marketing           147,519       90,724      590,277      530,289
  General and
   administrative      126,437      286,043      855,935    1,445,445
  Amortization of
   intangibles         144,000      144,000      576,000      576,000
                    ----------- ------------ ------------ ------------
   Total costs and
    expenses           770,537    1,449,632    3,593,261    5,761,246
                    ----------- ------------ ------------ ------------
Operating loss        (658,072)  (1,045,401)  (3,185,322)  (4,716,208)
                    ----------- ------------ ------------ ------------
Other income
 (expense), net:
  Interest expense,
   net                 (40,092)     (30,108)    (181,191)     (46,685)
  Other income
   (expense)           (42,923)    (185,372)    (149,951)      13,471
                    ----------- ------------ ------------ ------------
   Total other
    income
    (expense), net     (83,015)    (215,480)    (331,142)     (33,214)
                    ----------- ------------ ------------ ------------
Net loss             $(741,087) $(1,260,881) $(3,516,464) $(4,749,422)
Dividends on
 preferred stock
 including
 amortization of the
 beneficial
 conversion features        --           --           --      (17,595)
                    ----------- ------------ ------------ ------------
Net Loss applicable
 to common
 stockholders        $(741,087) $(1,260,881) $(3,516,464) $(4,767,017)
                    ----------- ------------ ------------ ------------
Loss applicable to
 common stockholders
 per basic and
 dilutive share         $(0.02)      $(0.03)      $(0.09)      $(0.13)
Basic and dilutive
 shares outstanding 38,924,531   37,651,844   38,862,910   36,300,932



STORAGE COMPUTER CORPORATION
PRELIMINARY AND UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 December   December
                                                    31,        31,
                                                   2004       2003
                                                ----------------------

                                                (Unaudited)

Cash and cash equivalents                          $17,146    $72,581
Accounts receivable, inventories and other
 current assets                                  1,157,748  1,713,268
                                                ----------------------
   Total current assets                          1,174,894  1,785,849
Non-current assets, primarily goodwill, net      3,264,697  3,987,377
                                                ----------------------
   Total assets                                 $4,439,591 $5,773,226
                                                ======================


Current liabilities                             $5,129,209  3,352,948
Shareholders' equity                              (689.618) 2,420,278
                                                           -----------
   Total liabilities and shareholders' equity   $4,439,591 $5,773,226
                                                ======================


     CONTACT: Storage Computer Corporation
              Michael J. O'Donnell, 603-880-3005
              CF0
              ir@storage.com